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Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of Wesco Aircraft Holdings, Inc. (the "Company") on Form 10-K for the year ended September 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Randy J. Snyder, Chairman of the Board of Directors, Chief Executive Officer and President of the Company, and Gregory A. Hann, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350 as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

          1.     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 5, 2011
/s/ RANDY J. SNYDER Randy J. Snyder President, Chairman and Chief Executive Officer (Principal Executive Officer)
Dated: December 5, 2011
/s/ GREGORY A. HANN Gregory A. Hann Executive Vice President and Chief Financial Officer (Principal Financial Officer)

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  Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002